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                                  EXHIBIT -- 11

                      DIODES INCORPORATED AND SUBSIDIARIES

                        COMPUTATION OF EARNINGS PER SHARE
                                   (Unaudited)


                                                   THREE MONTHS ENDED                SIX MONTHS ENDED
                                                        JUNE 30,                         JUNE 30,
                                               --------------------------      --------------------------
                                                  2000            2001            2000            2001
                                               ----------      ----------      ----------      ----------
BASIC
  Weighted average number of common
     shares outstanding used in computing
     basic earnings per share                   8,072,885       8,143,318       8,029,413       8,139,501

    Net income                                 $4,320,000      $  525,000      $7,460,000      $1,047,000
                                               ==========      ==========      ==========      ==========

Basic earnings per share                       $     0.54      $     0.06      $     0.93      $     0.13
                                               ==========      ==========      ==========      ==========



DILUTED
  Weighted average number of common
     shares outstanding used in computing
     basic earnings per share                   8,072,885       8,143,318       8,029,413       8,139,501
    Assumed exercise of stock options           1,267,620         753,426       1,220,948         831,290
                                               ----------      ----------      ----------      ----------
                                                9,340,505       8,896,744       9,250,361       8,970,791

    Net income                                 $4,320,000      $  525,000      $7,460,000      $1,047,000
                                               ==========      ==========      ==========      ==========

Diluted earnings per share                     $     0.46      $     0.06      $     0.81      $     0.12
                                               ==========      ==========      ==========      ==========


Earnings per share and weighted average shares outstanding are after the effects of a three-for-two stock split in July 2000.



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